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                                                                     EXHIBIT 4.6

                                Grant Year ___________
                        DIRECTOR STOCK OPTION AGREEMENT
                                 GRANT #TPG0002



The PMI Group, Inc. (The "Company") hereby grants you, [NAME] (the "Director"), a stock option under the Company's Stock Plan for Non-Employee Directors (the "Plan") to purchase shares of common stock of the Company ( "Stock"). The date of this Agreement is [MONTH], [DAY], [YEAR] ("Agreement"). Subject to certain conditions, the latest date this option will expire is [MONTH], [DAY],[YEAR (10 years after grant)] (the "Expiration Date"). Subject to the provisions of the Plan, the principal features of this option are as follows:



       MAXIMUM NUMBER OF SHARES

       PURCHASABLE WITH THIS OPTION:               PRICE PER SHARE:  $
       ----------------------------     -----      ---------------    -----

       SCHEDULED VESTING DATES             NUMBER OF SHARES
       -----------------------             ----------------

            [month, day, year]
                                                -----

       EVENT TRIGGERING                                 MAXIMUM TIME TO EXERCISE
       OPTION TERMINATION                               AFTER TRIGGERING EVENT*
       ------------------                               ------------------------

       Termination of Board Membership prior to age 70
          (except for Disability or Death)....................  3 months
       Termination of Board Membership at or after age 70
          (except for Disability or Death)....................  5 years
       Termination of Board membership due to Disability......  2 years
       Termination of Board membership due to Death...........  2 years

       * However, in no event may this option be exercised after the Expiration Date.

                                   IMPORTANT
                                   ---------

     IT IS YOUR RESPONSIBILITY TO EXERCISE THIS OPTION BEFORE IT EXPIRES.


  Your signature below indicates your agreement and understanding that this option is subject to all of the terms and conditions contained in the Plan.


______________________________________ ______________________________________
Victor J. Bacigalupi                   Director Signature
Senior Vice President, General
Counsel and Secretary


______________________________________ ______________________________________
Date                                   Date


 RETURN IN THE ATTACHED ENVELOPE TO VICTOR J. BACIGALUPI BY [MONTH, DAY, YEAR]
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